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                                                                   EXHIBIT 99.2


                                 [TierOne Bank]

Dear Member:

The Board of Directors of TierOne Bank has adopted a plan of conversion under which TierOne Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed TierOne Corporation, which will become the parent holding company of TierOne Bank. We are converting so that TierOne Bank will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

As part of the conversion and in furtherance of our long-standing commitment to our local community, we intend to establish a charitable foundation to be known as the TierOne Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the foundation which is set forth in the Proxy Statement and Prospectus.

To accomplish the conversion and the establishment of the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and for the establishment of the foundation and mailing your signed proxy card immediately in the enclosed xxxxx postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy.

If the plan of conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent permitted by law.

     o Existing deposit accounts and loans will not undergo any change.

     o Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of TierOne Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of TierOne Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to TierOne Bank in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., Central Daylight Time, on Xxxxxx, xxxxx xx, 2002. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan at TierOne Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                              Sincerely,

                              Gilbert G. Lundstrom
                              Chairman of the Board and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                 [TierOne Bank]

Dear Member:

The Board of Directors of TierOne Bank has adopted a plan of conversion under which TierOne Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed TierOne Corporation, which will become the parent holding company of TierOne Bank. We are converting so that TierOne Bank will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

As part of the conversion and in furtherance of our long-standing commitment to our local community, we intend to establish a charitable foundation to be known as the TierOne Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the foundation which is set forth in the Proxy Statement.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and for the establishment of the foundation and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan for which TierOne Bank acts as trustee and we do not receive a proxy from you, TierOne Bank, as trustee for such account, intends to vote in favor of the plan of conversion on your behalf.

If the plan of conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent permitted by law

     o Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of TierOne Corporation, or (2) an agent of TierOne Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                               Sincerely,

                               Gilbert G. Lundstrom
                               Chairman of the Board and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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                                 [TierOne Bank]

Dear Friend of TierOne Bank:

The Board of Directors of TierOne Bank has adopted a plan of conversion under which TierOne Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed TierOne Corporation, which will become the parent holding company of TierOne Bank. We are converting so that TierOne Bank will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

As part of the conversion and in furtherance of our long-standing commitment to our local community, we intend to establish a charitable foundation to be known as the TierOne Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the foundation which is set forth in the Prospectus.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of TierOne Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of TierOne Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to TierOne Bank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., Central Daylight Time, on Xxxxxx, xxxxx xx, 2002. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                               Sincerely,


                               Gilbert G. Lundstrom
                               Chairman of the Board and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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                              [TierOne Corporation]

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of TierOne Bank from a mutual savings bank to a stock savings bank. As part of this conversion, TierOne Corporation will become the parent company of TierOne Bank.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about TierOne Bank's operations and the proposed stock offering by TierOne Corporation. Please read it carefully prior to making an investment decision.

     STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to TierOne Bank in the enclosed postage-paid envelope.
     Your order must be physically received by the Bank no later than x:00 p.m., Central Daylight Time, on Xxxxxx, xxxxx xx, 2002.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the conversion or the prospectus, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                               Sincerely,


                               Gilbert G. Lundstrom
                               Chairman of the Board and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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

                  [Sandler O'Neill & Partners, L.P. Letterhead]



Dear Customer of TierOne Bank:

At the request of TierOne Bank we have enclosed material regarding the offering of common stock in connection with the conversion of TierOne Bank from a mutual savings bank to a stock savings bank and the establishment of a charitable foundation. As part of this conversion, TierOne Bank will form TierOne Corporation which will become the parent holding company of TierOne Bank. These materials include a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of TierOne Corporation.

Please read the Prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to TierOne Bank in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Your order must be physically received by the Bank no later than x:00 p.m., Central Daylight Time, on Xxxxxx, xxxxx xx, 2002. If you have any questions after reading the enclosed material, please call the conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.


                              Sincerely,


                              Sandler O'Neill & Partners, L.P.


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

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                                  PROXY REQUEST

                                      Logo

                        ---------------------------------
                                WE NEED YOUR VOTE
                        ---------------------------------



Dear Customer of TierOne Bank:

Your vote on our plan of conversion and the establishment of the charitable foundation has not yet been received. Your vote is very important to us. Please
                                                   --------------
vote and mail the enclosed proxy today.

     Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion, including the establishment of the charitable foundation, and urges you to vote in favor of both proposals. Your deposit accounts or loans with TierOne Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our conversion center at (xxx) xxx-xxxx.

                              Sincerely,
                              TierOne Bank


            Please vote today by returning all proxy forms received.
                                           ---

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                                      Logo

                                Please Support Us

                           Vote Your Proxy Card Today

    If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

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                              [TierOne Corporation]


                                            _______________, 2002

Dear __________:

We are pleased to announce that the Board of Directors of TierOne Bank has adopted a plan to convert from a mutual savings bank into a stock savings bank. As part of this plan, we have formed TierOne Corporation, which will become the parent holding company of TierOne Bank.

We are converting so that TierOne Bank will have the flexibility and ownership structure used by a growing number of savings institutions.

To learn more about the conversion and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at x:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.


                              Sincerely,


                              Gilbert G. Lundstrom
                              Chairman of the Board and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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(Printed by Conversion Center)

                              [TierOne Corporation]


                                            _______________, 2002


Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in TierOne Corporation.

At this time, we cannot confirm the number of shares of TierOne Corporation common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion following completion of the stock offering.

If you have any questions, please call our conversion center at (xxx) xxx-xxxx.


                              Sincerely,


                              TierOne Corporation
                              Conversion Center


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

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(Printed by Conversion Center)

                              [TierOne Corporation]

                                            _______________, 2002


Dear Charter Shareholder:

We appreciate your interest in the stock offering of TierOne Corporation Due to the excellent response from our Eligible Account Holders, we are unable to complete all orders in full. Consequently, in accordance with the provisions of the plan of conversion, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 2002. Trading will commence on the Nasdaq National Market under the symbol "TONE" on __________ XX, 2002. Your stock certificate will be mailed to you shortly.

We thank you for your interest in TierOne Corporation, and welcome you as a charter shareholder.


                              Sincerely,


                              TierOne Corporation
                              Conversion Center


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

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(Printed by Conversion Center)


                              [TierOne Corporation]

                                            _______________, 2002


Dear Interested Investor:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in TierOne Corporation and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "TONE".

                              Sincerely,


                              TierOne Corporation
                              Conversion Center


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

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(Printed by Conversion Center)


                              [TierOne Corporation]

                                            xxxxx, 2002


Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in TierOne Corporation, the parent holding company of TierOne Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                   xxxxxxxxxxx

                             xxxxxxxxxxx Department

                                   xx xxxxxxxx

                             xxxxxxxx, xx xxxxx-xxxx

                                1 (xxx) xxx-xxxx

                              email: xxxx@xxxx.com

Also, please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of TierOne Corporation, TierOne Bank and our employees, I would like to thank you for supporting our offering.


                              Sincerely,


                              Gilbert G. Lundstrom
                              Chairman of the Board and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

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(Printed by Conversion Center)


                              [TierOne Corporation]


                                            _______________, 2002


Dear Interested Subscriber:

We regret to inform you that TierOne Bank and TierOne Corporation, the holding company for TierOne Bank, have decided not to accept your order for shares of TierOne Corporation common stock in our community offering. This action is in accordance with our plan of conversion which gives TierOne Bank and TierOne Corporation the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.


                              Sincerely,


                              TierOne Corporation
                              Conversion Center

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(Printed by Conversion Center)


                 [Sandler O'Neill & Partners, L. P. Letterhead]




                                            _______________, 2002


To Our Friends:

We are enclosing the offering material for TierOne Corporation, a majority-owned subsidiary of TierOne Bank, which is now in the process of converting into a mutual savings bank.

Sandler O'Neill & Partners, L.P. is managing the subscription offering, which will conclude at x:00 p.m., Central Daylight Time, on xxxxx xx, 2002. Sandler O'Neill is also providing conversion agent and proxy solicitation services for TierOne Bank. In the event that all the stock is not sold in the subscription and community offering, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.


                              Sincerely,


                              Sandler O'Neill & Partners, L.P.


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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(Printed by Sandler O'Neill)


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